SUBITEM 77Q1
 Exhibits

FEDERATED INVESTMENT
SERIES FUNDS INC
ARTICLES SUPPLEMENTARY

	Federated
 Investment Series
Funds Inc a Maryland
corporation having its
principal
office in the City
of Baltimore Maryland
and a registered openend Company
under the
Investment Company Act of 1940
the Corporation hereby certifies
to the State Department
of Assessments and Taxation of
Maryland that

	FIRST	The Corporation
is authorized to issue five
billion
5000000000 shares
of common stock all of which
have
a par value of one tenth of
one cent 001 per share with
an aggregate par value of
5000000 These Articles
Supplementary do not
increase the total
authorized capital stock of
the Corporation or the
aggregate par value thereof

	SECOND	The
Board of Directors
of the Corporation hereby
reclassifies 500000000
shares of the authorized
 and unissued shares of
the unclassified shares
of
 the Corporation into
Federated Bond Fund
Institutional Shares

	THIRD
Immediately before
the reclassification
of shares as set forth
in Article
SECOND hereto the
Corporation was
authorized to issue
five billion 5000000000
shares of
common stock all of
which were of a par
 value of one tenth
of one cent 001 per
share having
an aggregate par
value of five million
dollars 5000000 which
were classified as follows

Class
Number of Shares

Federated Bond
Fund	500000000
Class A Shares

Federated Bond
Fund	500000000
Class B Shares

Federated Bond
Fund	500000000
Class C Shares

Federated Bond
Fund	500000000
Class F Shares

Capital Growth
Fund	500000000
Class A Shares

Capital Growth
Fund	500000000
Class C Shares

Unclassified Shares
2000000000

Following the aforesaid
reclassification of
shares as set forth in
Article SECOND hereto the
Corporation will have
the following authorized
capital be authorized to
 issue five billion
5000000000 shares of
common stock all of
which have a par value
of one tenth of one cent
001 per share with an
aggregate par value of
five million dollars
 5000000 classified as
follows

Class		Number
of Shares

Federated Bond
Fund	500000000
Class A Shares

Federated Bond
Fund	500000000
Class B Shares

Federated Bond
Fund	500000000
Class C Shares

Federated Bond
Fund	500000000
Class F Shares

Federated Bond
Fund	500000000
Institutional Shares

Capital Growth
Fund	500000000
Class A Shares

Capital Growth
Fund	500000000
Class C Shares

Unclassified
Shares	1500000000

	FOURTH
The shares of
common stock of
the Corporation
reclassified hereby
shall
be subject to
all of the provisions
of the Corporations
Charter relating to
shares of stock of
the
Corporation generally
and shall have the
preferences conversion
and other rights voting
powers
restrictions limitations
as to dividends
qualifications and
terms and conditions
of redemption
set forth in Article
FOURTH paragraph b of
the Articles of
Incorporation of the
Corporation
and shall be subject
to all provisions of
the charter relating
to stock of the
Corporation generally

      FIFTH
The
stock has been
reclassified by
the Board of Directors
 under the
authority contained
in the Charter of
the Corporation

SIXTH  	These Articles
 Supplementary will
become effective
immediately upon filing
with
the State Department
of Assessments and
Taxation of Maryland

	IN WITNESS
WHEREOF the Corporation
has caused these presents
to be signed in its
name and on its behalf
by its President and
Assistant Secretary on
October 19 2007  The
undersigned President
and Assistant Secretary
acknowledge that these
Articles Supplementary
are the act of the
Corporation that to
the best of their
knowledge information
and belief all
matters and facts set
forth herein relating
to the authorization
and approval of these
Articles of
Supplementary are true
in all material respects
and that this statement
is made under the
 penalties
of perjury

WITNESS	FEDERATED
INVESTMENT SERIES
FUNDS INC


s Andrew P Cross

s J Christopher Donahue
Andrew P Cross
J Christopher Donahue
Assistant Secretary
President